EX-99.(s)(2)

CERTIFICATE OF SECRETARY

The undersigned Secretary for Aberdeen Global Income Fund, Inc. (the “Fund”) hereby certifies that the Board of Directors of the Fund duly adopted the following resolution on September 7, 2011:

RESOLVED, that Jennifer Nichols, Lucia Sitar, Megan Kennedy, Alan Goodson, and Timothy Sullivan be, and each hereby is, authorized to act pursuant to the power of attorney, dated June 9, 2010, on behalf of certain directors and officers, to execute such Registration Statement (including post effective amendments, and a registration statement filed pursuant to Rule 462(b) under the Securities Act) thereto, including amendments or supplements to the prospectus contained therein and the addition or amendment of exhibits and other documents in connection therewith, and to file the same with the SEC, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform in the name and on behalf of each of said officers and directors who shall have executed June 9, 2010 power of attorney, every act whatsoever which such attorneys, or any of them, may deem necessary, appropriate or desirable to be done in connection therewith as fully and to all intents and purposes as such officers or trustees might or could do in person.

Dated: October 26, 2011

/s/ Megan Kennedy
Megan Kennedy
Secretary